Exhibit 10.1

THE PROPHASE LABS, INC.

2018 STOCK INCENTIVE PLAN

1. ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1. Establishment. The Plan is hereby established effective as of February 23, 2018.

1.2. Purpose. The purpose of the Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Company and by motivating such persons to contribute to the growth and profitability of the Company. The Company intends that Options granted pursuant to the Plan be exempt from or comply with Section 409A of the Code (including any amendments or replacements of such section), and the Plan shall be so construed.

1.3. Term of Plan. The Plan shall continue in effect until its termination by the Board; provided, however, that all Options shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the stockholders of the Company.

2. DEFINITIONS AND CONSTRUCTION.

2.1. Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “1933 Act” means the Securities Act of 1933, as amended from time to time, and any reference to a section of the 1933 Act shall include any successor provision of the 1933 Act.

(b) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time, and any reference to a section of the 1934 Act shall include any successor provision of the 1934 Act.

(c) “Applicable Law” means the requirements relating to the administration of Options under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Company’s common stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

(d) “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

(e) “Cause” means, unless such term or an equivalent term is otherwise defined with respect to an Option by the Participant’s Option Agreement or written contract of employment or service, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Company documents or records; (ii) the Participant’s material failure to abide by the Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company (including, without limitation, the Participant’s improper use or disclosure of the Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on the Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from the Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and the Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with the Company.

(f) “Change of Control” means the occurrence of any of the following events:

(i) A change in the ownership of the Company that occurs on the date that any one person, or more than one person acting as a group (for purposes of SEC Rule 13d) (“Person”), acquires ownership of the Stock of the Company that, together with the Stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the Stock of the Company. No Change of Control shall have occurred in the event Ted Karkus (the “Executive”) or a group which includes Executive acquires more than 50% of the voting control of the Company. The acquisition of additional Stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the Stock of the Company will not be considered an additional Change of Control; or

(ii) A change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by one of either the Executive or a majority of the members of the Board prior to the date of the appointment or election; or

(iii) A change in the ownership of a “substantial portion of the Company’s assets”, as defined herein. For this purpose, a “substantial portion of the Company’s assets” shall mean assets of the Company having a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such change in ownership. For purposes of this subsection (iii), a change in ownership of a substantial portion of the Company’s assets occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that constitute a “substantial portion of the Company’s assets.” For purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii). For purposes of this subsection (c), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change of Control unless the transaction qualifies as a change of control event within the meaning of Section 409A.

Further and for the avoidance of doubt, a transaction will not constitute a Change of Control if its primary purpose is to: (1) change the state of the Company’s incorporation, or (2) create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(g) “Code” means the Internal Revenue Code of 1986, as such is amended from time to time, and any reference to a section of the Code shall include any successor provision of the Code.

(h) “Committee” means the committee appointed by the Board (pursuant to Section 3 to administer the Plan.

(i) “Company” means ProPhase Labs, Inc., a Delaware corporation, including its Subsidiary Corporation or Parent Corporation or any successor corporation thereto.

(j) “Director” means a member of the Board.

(k) “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code. In the case of Options other than Incentive Stock Options, the Committee, in its discretion, may determine that a different definition of Disability shall apply in accordance with standards adopted by the Committee from time to time.

(l) “Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of the Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

(m) “Exercise Price” means the price at which a share of Stock may be purchased by a Participant pursuant to the exercise of an Option

(n) “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, subject to the following:

(i) If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(ii) If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A of the Code.

(o) “Grant Date” means, with respect to an Option, the date on which the Committee makes the determination granting such Option, or such later date as is determined by the Committee at the time it approves the grant. The Grant Date of an Option shall not be earlier than the date the Option is approved by the Committee.

(p) “Incentive Stock Option” means an Option intended to be (as set forth in the Option Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(q) “Insider” means an Officer, a Director or other person whose transactions in Stock are subject to Section 16 of the 1934 Act.

(r) “Insider Trading Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

(s) “Nonemployee Director” means a Director who is not an employee of the Company.

(t) “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Option Agreement) or which does not qualify as an Incentive Stock Option.

(u) “Officer” means any person designated by the Board as an officer of the Company.

(v) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(w) “Option Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Option granted to the Participant.

(x) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(y) “Participant” means any eligible person who has been granted one or more Options.

(z) “Plan” means the ProPhase Labs, Inc. 2018 Stock Incentive Plan, as amended.

(aa) “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

(bb) “Section 16 Person” means an individual, who, with respect to the Stocks of Stock, is subject to Section 16 of the 1934 Act and the rules and regulations promulgated thereunder.

(cc) “Service” means a Participant’s employment or service with the Company, whether in the capacity of an Employee. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Committee, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Option Agreement. Except as otherwise provided by the Committee, in its discretion, the Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.

(dd) “Stock” means a share of common stock of the Company, as adjusted from time to time in accordance with Section 4.3.

(ee) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(ff) “Ten Percent Stockholder” means a person who, at the time an Option is granted to such person, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company within the meaning of Section 422(b)(6) of the Code.

(gg) “Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which Stock subject to an Option remain subject to forfeiture or a repurchase option in favor of the Company.

2.2. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3. ADMINISTRATION.

3.1. The Committee. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board. The Committee shall be comprised solely of Directors who are Nonemployee Directors under Rule 16b-3.

3.2. Authority of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to:

(a) prescribe, amend, and rescind rules and regulations relating to the Plan, including the forms of Option Agreement and manner of acceptance of an Option, and to take or approve such further actions as it determines necessary or appropriate to the administration of the Plan and Options, such as correcting a defect or supplying any omission, or reconciling any inconsistency so that the Plan or any Option Agreement complies with Applicable Law, regulations and listing requirements and so as to avoid unanticipated consequences or address unanticipated events (including any temporary closure of Nasdaq, disruption of communications or natural catastrophe) deemed by the Committee to be inconsistent with the purposes of the Plan or any Option Agreement, provided that no such action shall be taken absent stockholder approval to the extent required under Section 11.12;

(b) determine which persons are eligible to be Participants, to which of such persons, if any, Options shall be granted hereunder and the timing of any such Options, and to grant Options;

(c) grant Options to Participants and determine the terms and conditions thereof, including the number of Stock subject to Options and the Exercise Price or purchase price of such Stock and the circumstances under which Options become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance goals, the occurrence of certain events, or other factors;

(d) establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Option;

(e) determine whether, and the extent to which, adjustments are required pursuant to Section 4.3;

(f) interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Option granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company;

(g) impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Stock issued under an Option, including without limitation (i) restrictions under an Insider Trading Policy, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant or Participants, and (iii) restrictions as to the use of a specified brokerage firm for receipt, resales or other transfers of such Stock; and

(h) make all other determinations deemed necessary or advisable for the administration of this Plan.

Notwithstanding the preceding, other than in connection with a change in the Company’s capitalization or other transaction as described in Section 4.3, at any time when the Exercise Price of an Option is above the market value of a share of Stock, the Committee shall not, without stockholder approval, reduce the Exercise Price of such Option or exchange such Option for a new Option with a lower (or no) purchase price or for cash.

3.3. Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or Officers of the Company, except that the Committee may not delegate all or any part of its authority under the Plan with respect to Options granted to any individual who is a Section 16 Person. To the extent of any delegation by the Committee, references to the Committee in this Plan and any Option Agreement shall be deemed also to include reference to the applicable delegate(s).

3.4. Decisions Binding. All interpretations, determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

4. STOCK SUBJECT TO PLAN.

4.1. Number of Shares of Stock. Subject to adjustment as provided in Section 4.3, the aggregate number of Stock that may be issued pursuant to Options shall not exceed 2,300,000 shares (the “Stock Reserve”). The Stock may consist, in whole or in part, of unissued shares or treasury shares.

4.2. Lapsed Options. If an Option expires without having been exercised in full, the Stock which were subject to Options under the Plan will become available for future grant or sale under the Plan (unless the Plan has terminated). Stock that have been issued under the Plan under any Option will not be returned to the Plan and will not become available for future distribution under the Plan. Stock used to pay the exercise price of an Option and/or to satisfy the tax withholding obligations related to an Option will not become available for future grant or sale under the Plan. To the extent an Option under the Plan is paid out in cash rather than Stock, such cash payment will not reduce the number of Stock available for issuance under the Plan.

4.3. Adjustments in Options and Authorized Stock. Subject to any required action of stockholders, the number of Stock covered by each outstanding Option, and the Exercise Price per share for an Option, shall be proportionately adjusted for any increase or decrease in the number of issued Stock of the Company resulting from a dividend (other than regular, ongoing dividends) or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure of the Company effecting the Stock affected without receipt of consideration by the Company; provided, however, the conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration” by the Company Notwithstanding the preceding, the number of Stock subject to any Option always shall be a whole number.

5. ELIGIBILITY.

5.1. Persons Eligible for Options. Options may be granted only to Employees.

5.2. Participation in the Plan. Options are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Option. However, eligibility in accordance with this Section 5 shall not entitle any person to be granted an Option, or, having been granted an Option, to be granted an additional Option.

6. STOCK OPTIONS.

Options shall be evidenced by Option Agreements specifying the number of Stock covered thereby, in such form as the Committee shall from time to time establish. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1. Exercise Price. The Exercise Price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the Exercise Price per share for an Option shall be not less than the Fair Market Value of a share of Stock on the Grant Date of the Option and (b) no Incentive Stock Option granted to a Ten Percent Stockholder shall have an Exercise Price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the Grant Date of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an Exercise Price lower than the minimum Exercise Price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

6.2. Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance goals and restrictions as shall be determined by the Committee and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the Grant Date of such Option and (b) no Incentive Stock Option granted to a Ten Percent Stockholder shall be exercisable after the expiration of five (5) years after the Grant Date of such Option. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the Grant Date, unless earlier terminated in accordance with its provisions.

6.3. Payment of Exercise Price.

(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the Exercise Price for the Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of Stock owned by the Participant having a Fair Market Value not less than the Exercise Price, (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the Stock being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) by delivery of a properly executed notice electing a “net-exercise”, (v) by such other consideration as may be approved by the Committee from time to time to the extent permitted by Applicable Law, or (vi) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the Exercise Price or which otherwise restrict one or more forms of consideration.

(b) Limitations on Forms of Consideration - Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s Stock. Unless otherwise provided by the Committee, an Option may not be exercised by tender to the Company, or attestation to the ownership, of Stock unless such Stock either have been owned by the Participant for more than six (6) months or such other period, if any, required by the Company (and were not used for another Option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

6.4. Certain Additional Provisions for Incentive Stock Options.

(a) Maximum Number of Stock Issuable Pursuant to Incentive Stock Options. Subject to Section 4 and adjustment as provided in Subsection 4.3, the maximum aggregate number of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed 2,300,000 shares (the “ISO Share Limit”).

(b) Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000. To the extent a Participant holds two (2) or more Incentive Stock Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Option as Incentive Stock Options under the Federal tax laws shall be applied on the basis of the order in which such Incentive Stock Options are granted. If, for any reason, an entire Option does not qualify as an Incentive Stock Option by reason of exceeding such maximum, such Option shall be considered a Nonstatutory Option.

(c) Termination of Service. No Incentive Stock Option may be exercised more than three (3) months after the Termination of Participant’s Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and/or (b) the Option Agreement or the Committee permits later exercise (in which case the Option instead may be deemed to be a Nonqualified Stock Option). No Incentive Stock Option may be exercised more than one (1) year after the termination of Participant’s Service on account of Disability, unless (a) the Participant dies during such one (1)-year period, and/or (b) the Option Agreement or the Committee permit later exercise (in which case the Option instead may be deemed to be a Nonqualified Stock Option).

(d) Expiration. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose Stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of Stock or any of its Subsidiaries stock, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

6.5. Effect of Termination of Service.

(a) Option Exercisability. Subject to earlier termination of the Option as otherwise provided by this Plan and unless a longer exercise period is provided by the Committee or set forth in the Option Agreement, an Option shall terminate immediately upon the termination of Participant’s Service to the extent that it is then unvested and shall be exercisable after the termination of Participant’s Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate:

(i) Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested Stock on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Option Agreement.

(ii) Death. Except as set forth in the Option Agreement, if the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested Stock on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the expiration of the Option term as set forth in the Option Agreement. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the termination of Participant’s Service.

(iii) Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service.

(iv) Other Termination of Service. Except as set forth in the Option Agreement, if the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested Stock on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated, but in any event no later than the expiration of the Option term as set forth in the Option Agreement.

(b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Subsection 6.5(a) is prevented by the provisions of Section 9 of the Plan, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Subsection 6.5(a), but in any event no later than the expiration of the Option term as set forth in the Option Agreement.

6.6. Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Option Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the 1933 Act.

7. CHANGE OF CONTROL.

7.1. Effect of Change of Control on Options. Subject to the requirements and limitations of Section 409A of the Code, if applicable, the Committee may provide for any one or more of the following:

(a) Accelerated Vesting. The Committee may, in its discretion, provide in any Option Agreement or, in the event of a Change of Control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability and/or vesting in connection with such Change of Control of each or any outstanding Option or portion thereof and Stock acquired pursuant thereto upon such conditions, including termination of the Participant’s Service prior to, upon, or following such Change of Control, to such extent as the Committee shall determine.

(b) Assumption, Continuation or Substitution of Options. In the event of a Change of Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under each or any Option or portion thereof outstanding immediately prior to the Change of Control or substitute for each or any such outstanding Option or portion thereof a substantially equivalent Option with respect to the Acquiror’s stock. For purposes of this Section, if so determined by the Committee, in its discretion, an Option or any portion thereof shall be deemed assumed if, following the Change of Control, the Option confers the right to receive, subject to the terms and conditions of the Plan and the applicable Option Agreement, for each share of Stock subject to such portion of the Option immediately prior to the Change of Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change of Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise of the Option for each share of Stock to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change of Control. If any portion of such consideration may be received by holders of Stock pursuant to the Change of Control on a contingent or delayed basis, the Committee may, in its discretion, determine such Fair Market Value per share as of the time of the Change of Control on the basis of the Committee’s good faith estimate of the present value of the probable future payment of such consideration. Any Option or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change of Control nor exercised as of the time of consummation of the Change of Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change of Control. Notwithstanding the foregoing, Stock acquired upon exercise of an Option prior to the Change of Control and any consideration received pursuant to the Change of Control with respect to such Stock shall continue to be subject to all applicable provisions of the Option Agreement evidencing such Option except as otherwise provided in such Option Agreement.

(c) Cash-Out of Outstanding Options. The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change of Control, each or any Option or portion thereof outstanding immediately prior to the Change of Control shall be canceled in exchange for a payment with respect to each vested share of Stock (and each unvested share of Stock, if so determined by the Committee) of Stock subject to such canceled Option in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change of Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change of Control, reduced by the Exercise Price or purchase price per share of Stock, if any, under such Option. If any portion of such consideration may be received by stockholders pursuant to the Change of Control on a contingent or delayed basis, the Committee may, in its sole discretion, determine such Fair Market Value per share as of the time of the Change of Control on the basis of the Committee’s good faith estimate of the present value of the probable future payment of such consideration. In the event such determination is made by the Committee, the amount of such payment (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of the vested portions of their canceled Options as soon as practicable following the date of the Change of Control and in respect of the unvested portions of their canceled Options in accordance with the vesting schedules applicable to such Options.

8. TAX WITHHOLDING.

8.1. Withholding Requirements. Prior to the delivery of any Stock or cash pursuant to an Option (or exercise thereof), or at such earlier time as the tax obligations are due, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all tax obligations.

8.2. Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may designate the method or methods by which a Participant may satisfy such tax obligations. As determined by the Committee in its discretion from time to time, these methods may include one or more of the following: (a) paying cash, (b) electing to have the Company withhold otherwise cash or Stock having a Fair Market Value equal to the amount required to be withheld, (c) delivering to the Company already-owned Stock having a Fair Market Value equal to the minimum amount required to be withheld or remitted, provided the delivery of such Stock will not result in any adverse accounting consequences as the Committee determines in its sole discretion, (d) selling a sufficient number of Stock otherwise deliverable to the Participant through such means as the Committee may determine in its sole discretion (whether through a broker or otherwise) equal to the tax obligations required to be withheld, (e) retaining from salary or other amounts payable to the Participant cash having a sufficient value to satisfy the tax obligations, or (f) any other means which the Committee, in its sole discretion, determines to both comply with Applicable Law, and to be consistent with the purposes of the Plan. The amount of tax obligations will be deemed to include any amount that the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant or the Company, as applicable, with respect to the Option on the date that the amount of tax or social insurance liability to be withheld or remitted is to be determined. The Fair Market Value of the Stock to be withheld or delivered shall be determined as of the date that the tax obligations are required to be withheld.

9. COMPLIANCE WITH SECURITIES LAW.

9.1. Section 16 Persons. With respect to Section 16 Persons, transactions under this Plan are intended to qualify for the exemption provided by Rule 16b-3. To the extent any provision of the Plan, Option Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable or appropriate by the Committee.

9.2. Investment Representations. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Stock are being purchased only for investment and without any present intention to sell or distribute such Stock if, in the opinion of counsel for the Company, such a representation is required.

9.3. Inability to Obtain Authority. The Company will not be required to issue any Stock, cash, or other property under the Plan unless all the following conditions are satisfied: (a) the admission of the Stock or other property to listing on all stock exchanges on which such class of stock or property then is listed; (b) the completion of any registration or other qualification or rule compliance of the Stock under any U.S. state or federal law or under the rulings or regulations of the Securities and Exchange Commission, the stock exchange on which Stock of the same class are then listed, or any other governmental regulatory body, as counsel to the Company, in its absolute discretion, deems necessary or advisable; (c) the obtaining of any approval or other clearance from any U.S. federal, state or other governmental agency, which counsel to the Company, in its absolute discretion, determines to be necessary or advisable; and (d) the lapse of such reasonable period of time following the Grant Date, vesting and/or exercise as the Company may establish from time to time for reasons of administrative convenience. If the Committee determines, in its absolute discretion, that one or more of the preceding conditions will not be satisfied, the Company automatically will be relieved of any liability with respect to the failure to issue the Stock, cash or other property as to which such requisite authority will not have been obtained.

10. AMENDMENT OR TERMINATION OF PLAN.

The Board may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of Stock that may be issued under the Plan (except by operation of the provisions of Subsection 4.3), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any Applicable Law, regulation or rule, including the rules of any stock exchange or market system upon which the Stock may then be listed. No amendment, suspension or termination of the Plan shall affect any then outstanding Option unless expressly provided by the Board. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Option without the consent of the Participant. Notwithstanding any other provision of the Plan or any Option Agreement to the contrary, the Board may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Option Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Option Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A of the Code.

11. MISCELLANEOUS PROVISIONS.

11.1. Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Option Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

11.2. Successors. All obligations of the Company under the Plan, with respect to Options granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

11.3. Rights as Employee. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Option granted under the Plan shall confer on any Participant a right to remain an Employee or interfere with or limit in any way any right of the Company to terminate the Participant’s Service at any time. To the extent that an Employee of the Company other than the Company receives an Option under the Plan, that Option shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

11.4. Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any Stock covered by an Option until the date of the issuance of such Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such Stock are issued.

11.5. Delivery of Title to Stock. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the Stock acquired pursuant to an Option and shall deliver such Stock to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry Stock credited to the account of the Participant, (b) by depositing such Stock for the benefit of the Participant with a broker of the Committee’s choosing, or (c) by delivering such Stock to the Participant in certificate form.

11.6. Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Option.

11.7. Retirement and Welfare Plans. This Plan is not intended to satisfy the requirements for qualification under Section 401(a) of the Code or to satisfy the definitional requirements for an “employee benefit plan” under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent. Neither Options made under this Plan nor Stock or cash paid pursuant to such Options shall be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing such benefits.

11.8. Section 409A of the Code. Notwithstanding other provisions of the Plan or any Option Agreements hereunder, no Option shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments in respect of any Option under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Option Agreement, as the case may be, without causing the Participant holding such Option to be subject to taxation under Section 409A of the Code, including as a result of the fact that the Participant is a “specified employee” under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code. The Company shall use commercially reasonable efforts to implement the provisions of this Subsection 11.8 in good faith; provided that neither the Company, the Committee nor any of the Employees, Directors or representatives shall have any liability to Participants with respect to this Subsection 11.8.

11.9. Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

11.10. No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company to take any action which such entity deems to be necessary or appropriate.

11.11. Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Option Agreement shall be governed by the laws of the State of Delaware, without regard to its conflict of law rules.

11.12. Stockholder Approval. The Plan or any increase in the maximum aggregate number of Stock issuable thereunder as provided in Subsection 4 (the “Authorized Stock”) shall be approved by a majority of the outstanding securities of the Company entitled to vote by the later of (a) a period beginning twelve (12) months before and ending twelve (12) months after the date of adoption thereof by the Board. Options granted prior to stockholder approval of the Plan or in excess of the Authorized Stock previously approved by the stockholders shall become exercisable no earlier than the date of stockholder approval of the Plan or such increase in the Authorized Stock, as the case may be, and such Options shall be rescinded if such stockholder approval is not received in the manner described in the preceding sentence.

11.13. Unfunded Plan. Insofar as it provides for Options, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Options under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Options, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Committee be deemed to be a trustee of stock or cash to be Optioned under the Plan.

11.14. Third Party Administrator. In connection with a Participant’s participation in the Plan, the Company may use the services of a third party administrator, including a brokerage firm administrator, and the Company may provide this administrator with personal information about a Participant, including a Participant’s name, social security number and address, as well as the details of each Option, and this administrator may provide information to the Company concerning the exercise of a Participant’s rights and account data as it relates to Options under the Plan.

11.15. Liability of Company. The Company shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Stock hereunder; and (b) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Option or other Option granted hereunder.